EXHIBIT 10.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is dated as of December 22, 2008, and is by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Issuer”), and China Gold, LLC, a Kansas limited liability company, its successors and assigns (together with its successors and assigns, “Purchaser”).

RECITALS

The following recitals are a material part of this Agreement.

A.           Issuer and Purchaser are parties to that certain Convertible Notes Purchase Agreement dated as of April 10, 2007, as amended on June 19, 2007 and November 10, 2008 (as amended, the “Purchase Agreement”), pursuant to which, among other things, Issuer has issued Purchaser Secured Convertible Notes in an aggregate principal amount of $9,800,000 (the “Prior Notes”).  All capitalized terms used in this Agreement without definition have the definitions given to them in the Purchase Agreement.

B.           As partial security for Issuer’s obligations under the Prior Notes, Issuer entered into a Security Agreement with Purchaser dated June 19, 2007 (the “Original Security Agreement”), whereby Issuer granted Purchaser a security interest in all of the assets acquired by Issuer from the use of the proceeds from the sale of the Prior Notes.

C.           On October 28, 2008, Purchaser loaned Issuer an additional $441,000 pursuant to the terms of a Promissory Note dated October 28, 2008 (the “Additional Note”), with Issuer’s payment obligations under the Additional Note secured by the Original Security Agreement, amongst other forms of security.

D.           Pursuant to Amendment No. 2 to the Purchase Agreement, on November 10, 2008, the parties converted the Prior Notes (including accrued and unpaid interest thereon) into a Promissory Note dated November 10, 2008 in the principal amount of $9,800,000 (the “First Amended Note”), the obligations under which remain secured by the Original Security Agreement.

E.           Issuer has entered into an agreement (the “JV Transaction”) with London Mining Plc (“London Mining”), whereby London Mining and Issuer have formed a joint venture entity in the British Virgin Islands entitled China Global Mining Resources (BVI) Limited (registered number 1513743) (“CGMR BVI”), which will acquire and operate certain mining properties in the People’s Republic of China (the “PRC Properties”).  Issuer and certain of its subsidiaries currently hold the rights to acquire the PRC Properties (the “Rights”), and such Rights are subject to the security interest of Purchaser under the terms of the Original Security Agreement and the Subsidiary Security Agreement.  For the avoidance of doubt, CGMR BVI is a separate entity to the Issuer’s wholly owned subsidiary “China Global Mining Resources Limited” (registered number 1386052) registered in the British Virgin Islands and referred to in the Original Security Agreement and the Subsidiary Security Agreement.

F.           On even date herewith, Issuer and Purchaser entered into that certain Amendment No. 3 to the Purchase Agreement (“Amendment No. 3”), whereby the parties consolidated the First Amended Note and Additional Note, and Issuer issued Purchaser in lieu thereof a promissory note dated December 22, 2008 in the aggregate principal amount of $10,421,107.18 (the “Second Amended Note”).  Additionally, pursuant to Amendment No. 3, the parties modified certain terms of the First Amended Note and Additional Note to, among other modifications, amend certain terms of Purchaser’s security interest to release from such security interest the Rights, the PRC Properties and Issuer’s equity interest in China Global Mining Resources Limited, a Hong Kong corporation (“CGMR HK”).

G.           Pursuant to the terms of Amendment No. 3, Issuer and Purchaser wish to amend and restate the Original Security Agreement on the terms and conditions set forth herein to permit Issuer to complete the JV Transaction, including, without limitation, to release the security interests referenced above.

H.           This Agreement supersedes in its entirety the Original Security Agreement, which shall have no continuing effect from the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Issuer and Purchaser agree as follows:

1.           Grant of Security Interest.  Issuer grants to Purchaser a present and continuing security interest in all of Issuer’s right, title and interest in and to all the following property of Issuer (collectively, the “Collateral”):

(a) That certain unsecured promissory note of CGMR BVI, issued in favor of Issuer in the amount of US$[4,800,000] and dated as of December __, 2008;

(b) The proceeds of the sale of any part of Issuer’s equity interest in CGMR BVI made in accordance with the terms of the Shareholders’ Agreement entered into by Issuer and London Mining on or around December ____, 2008;

(c) All financing statements and other writings which now or hereafter evidence a security interest for the benefit of Issuer in the items specified in subsection (a) and (b) above;

(d) All additions and accessions to, replacements and substitutions for, proceeds of, and the use or operation of the property described in subsections (a), (b) and (c) above, whether tangible or intangible, and, to the extent not otherwise included, all payments under any insurance policy (whether or not Purchaser is the loss payee thereof) and under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

To the extent that the Uniform Commercial Code does not apply to any item of the Collateral, it is the intention of the parties and this Agreement that Purchaser have a common law pledge or collateral assignment of such item of Collateral.

2.           Security for Obligations.  This Agreement secures the payment and performance of all obligations of Issuer under the Purchase Agreement, the Note, and the Investment Documents (as defined in the Purchase Agreement) (the “Obligations”).

3.           Acknowledgments of Holder.  Holder acknowledges that Issuer intends to transfer the Rights (pursuant to and along with the equity interest in CGMR HK) to CGMR BVI.  Holder further acknowledges and agrees that, pursuant to the terms of Amendment No. 3, it has completely and fully released from its security interest the Rights and any other interests in the PRC Properties and that upon effectiveness of the releases, it has no other security over the equity interests in (except with respect to the pledge of Issuer’s equity interest pursuant to that certain Second Amended and Restated Pledge Agreement dated of even date herewith by and between Issuer and Holder) or the assets of, or otherwise in relation to, CGMR BVI and any of its subsidiary undertakings, from time to time other than that specified in Section 1 of this Agreement.

4.           Further Assurances.

(a) Issuer agrees that it shall, from time to time and at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Purchaser may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Purchaser to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.  Without limiting the generality of the foregoing, Issuer shall: (i) if any Collateral is or shall become evidenced by any promissory note or other instrument or any certificate or document of title or the like, deliver and pledge to Purchaser such note, instrument, certificate or document duly endorsed with recourse by Issuer, and accompanied by duly executed instruments of transfer or assignment, all in form and content satisfactory to Purchaser; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Purchaser may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b) Issuer hereby authorizes Purchaser to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of Issuer to the extent permitted by law.  A copy of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

(c) Issuer will furnish to Purchaser from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Purchaser may reasonably request from time to time, all in reasonable detail.

5.           Purchaser’s Duties.  The powers conferred on Purchaser under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it under this Agreement, Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.  Upon full and complete payment and performance of all of the Obligations under the Investment Documents, Purchaser shall release the Collateral of the Liens created and granted under this Agreement and, at Issuer’s expense, execute and deliver to Issuer such documents as Issuer shall reasonably request to evidence such release.

6.           Issuer Remains Liable.  Notwithstanding anything in this Agreement to the contrary, (a) Issuer shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Purchaser of any of its rights under this Agreement shall not release Issuer from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Purchaser shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Purchaser be obligated to perform any of the obligations or duties of Issuer thereunder or to take any action to collect or enforce any claim for payment assigned under this Agreement.

7.           Remedies.  If any Event of Default shall have occurred and be continuing:

(a) Purchaser shall have the right pursuant to the applicable Uniform Commercial Code (or pursuant to applicable law for any Collateral not subject to the Uniform Commercial Code) to take immediate possession of the Collateral, and (i) to require Issuer to assemble the Collateral, at Issuer’s expense, and make it available to Purchaser at a place designated by Purchaser which is reasonably convenient to both parties, and (ii) to enter any of the premises of Issuer or wherever any of the Collateral shall be located, and to keep and store the same on such premises until sold or otherwise realized upon (and if such premises are the property of Issuer, Issuer agrees not to charge Purchaser for storage thereof).

(b) Purchaser shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, all as Purchaser, in its sole discretion, may deem advisable.  Issuer agrees that ten (10) days written notice to Issuer of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Purchaser may designate in such notice.  Purchaser shall have the right to conduct such sales on Issuer’s premises, without charge therefor.  All public or private sales may be adjourned from time to time in accordance with applicable law.  Purchaser shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Purchaser may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

(c) Purchaser may exercise with respect to the Collateral all of the rights and remedies (i) provided for in this Agreement, (ii) provided under the Purchase Agreement or under the other Investment Documents, (iii) afforded to a secured party upon a default under the Uniform Commercial Code, or (iv) otherwise available at law or in equity.

8.           Indemnity and Expenses.

(a) Issuer agrees to indemnify Purchaser from and against any and all claims, losses and liabilities arising out of or relating to this Agreement or any of the Obligations (including enforcement of this Agreement and Purchaser’s exercise of its rights and remedies under this Agreement), unless such claims, losses and liabilities are caused solely by Purchaser’s gross negligence or willful misconduct.

(b) Issuer shall upon demand pay to Purchaser the amount of any and all charges, costs, fees and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that Purchaser may incur following Issuer’s default in connection with (i) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Purchaser under this Agreement, or (iii) the failure by Issuer to perform or observe any of the provisions of this Agreement.  All such fees, expenses and disbursements shall be deemed Obligations secured by this Agreement.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction; provided, however, that if any of the Collateral is located in any jurisdiction other than Kansas, then the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Purchaser’s security interest in such Collateral and the enforcement of Purchaser’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Missouri.

10.           Organizational Representations; UCC Filing Offices.  Issuer represents and warrants to Purchaser that (a) Issuer is a corporation incorporated under the laws of Minnesota and (b) Issuer’s chief executive office is located at 80 South Eighth Street, Suite 900, Minneapolis, Minnesota 55402-8773.  If Issuer changes the address of its chief executive office, or if Issuer changes its name, identity, corporate structure or state of incorporation (without implying any right of Issuer to make any such change without the prior consent of Purchaser), then, in each case, Issuer shall give Purchaser not less than ten (10) Business Days prior written notice thereof.

11.           Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement nor consent to any departure by Issuer from the terms or provisions of this Agreement, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) The paragraph and section headings in this Agreement are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Agreement.  This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted.  The section and other headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement.  Any pronoun used in this Agreement shall be deemed to cover all genders.  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement.  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Purchaser.

(c) If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties.

(d) This Agreement may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages by different signatories thereto.

(e) Any notice or demand that Purchaser may wish to give to Issuer shall be served upon it in the fashion prescribed for notices in the Purchase Agreement at the address and facsimile number for Issuer set forth in the Purchase Agreement, and any notice or demand so sent shall be deemed to be served as set forth in the Purchase Agreement.

12.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO PURCHASER, ISSUER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH PURCHASER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, PURCHASER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLIESS OF WHICH PARTY INITATES SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM.  TO EFFECTUATE THE FOREGOING, PURCHASER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR ISSUER, A COPY OF THIS AGREEMENT IN ANY COURT, AND THE COPY OF THIS AGREEMENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE ISSUER’S WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER INVESTOR DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR PURCHASER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ISSUER:	Wits Basin Precious Minerals Inc.
a Minnesota corporation

	By:	/s/ Mark D. Dacko
CFO, Mark D. Dacko

PURCHASER:	China Gold, LLC
a Kansas limited liability company

	By:	China Gold, LLC
	Its:	General Partner

By: /s/ C. Andrew Martin

SIGNATURE PAGE TO AMENDED AND RESTATED
SECURITY AGREEMENT